Exhibit 10.15

CCCC Shanghai Dredging Co., Ltd.

Drainage Pipe Network Reconstruction Project (EPC) Project in Guankouhouxi Area

Trenchless Pipeline Repair and Sporadic Works

Part I Agreement

Place of signing: Xiamen, Fujian ;

Date of signing: September 30th, 2021 ;

Contract number: ZJ20210918

Contractor: CCCC Shanghai Dredging Co., Ltd.	(Hereinafter referred to as Party A)

Subcontractor: Shenzhen CDT Environmental Technology Co., Ltd	(Hereinafter referred to as: Party B)

Party A has accepted Party B to carry out trenchless pipeline repair and sporadic engineering construction for this project in order to meet the construction needs of drainage pipe network reconstruction project (EPC) project in Houxi area of Guankou. According to Civil Code of the People’s Republic of China, Construction Law of the People’s Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of equality, voluntariness, fairness, honesty and credit, reach an agreement on the project construction through consultation.

1. Composition of This Contract Document

(1) This Contract Agreement; (2) Special contract terms; (3) General contract terms; (4) Letter of tender, quotation and related undertaking; (5) Other contract documents (supplementary agreements, minutes, correspondence, faxes, data messages conforming to the electronic signature law, etc.) have the same effect as this agreement.

2. Project Overview

Project name: Reconstruction Project of Drainage Pipe Network in Houxi District of Guankou (EPC)

Project location: Guankou and Houxi districts of jimei district (11# and 13# districts)

Construction contents of this contract: trenchless repair of pipelines and sporadic engineering construction.

3. Contract price

The contract price is tentatively set at RMB (in words): ninety million Wu Bai Yuan only (in figures ¥ 95,000,000). The type of VAT invoice issued is VAT special invoice. For details, see Part III Special Terms and Schedule 1, priced bill of quantities.

4. Contract duration

Construction date: tentatively from September 30, 2021 to June 30, 2022, with a total construction period of 270 days. The date is tentative, and Party A can adjust it according to the actual construction progress and the needs of the owner (government), and Party B has no objection to it.

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5. Quality Standard

Party B’s construction quality must conform to the unified standards of engineering design and construction quality acceptance and the qualified standards of relevant professional acceptance specifications, and meet the requirements of specifications such as zero discharge of sewage in sunny days of rainwater pipe network.

6. The meanings of the relevant words in this agreement are the same as the definitions given to them in Part II General Terms of this contract.

7. Party B promises to Party A to complete the project agreed in Article 2 of this agreement according to the construction period and quality standards agreed in the contract.

8. Party A promises to Party B to pay the contract price stipulated in Article 3 of this agreement and other payable funds according to the time limit and method stipulated in the contract.

9. Party B promises to Party A to fulfill all obligations of Party A related to this project in the general contract, and undertake joint and several responsibilities with Party A to fulfill this project contract and ensure the quality of this project.

10. Party B promises to Party A that if the commencement date is delayed or the construction period is prolonged due to reasons other than Party A’s, such as underground pipeline migration, demolition, construction permit approval, owner’s request change, etc., Party B will not propose additional compensation.

11. Party B promises to Party A that the mobilization plan of Party B’s personnel, materials and equipment must meet the site construction progress, and obey the arrangement of Party A’s project department and make corresponding adjustments.

12. Party B promises to Party A that the use of all personnel, materials and equipment entering the site will be subject to the overall arrangement of Party A’s project department.

13. Party B promises to Party A that the safety, quality, schedule and civilized construction in the construction is subject to the management of Party A’s project department. If the safety, quality, schedule and civilized construction fails to meet the requirements of Party A due to Party B’s reasons, or the quality and safety management within the scope of Party B’s responsibility fails to meet the requirements of Party A, Party A has the right to adjust the construction contents such as the construction area, city and engineering quantity. In case of serious breach of contract, Party A has the right to terminate the contract. At the same time, Party B will be removed from Party A’s supplier network or even listed in Supplier Blacklist, and will not cooperate within three years.

14. [Party B] knows that [Party A] has been listed in the trade control list by the US government, and promises that the [products/software/technology] to be provided to [Party A] in this project will not be controlled by the US Export Administration Regulations and other relevant US export control regulations. [Party A]’s acquisition of [products/software/technology] from [Party B] will not violate the relevant regulations of US export control.

15. This contract is made in quadruplicate, with Party A and Party B holding two copies each. It will come into effect after the legal representatives or their legal agents of both parties sign and affix their seals.

16. For matters not covered in the contract, both parties shall sign a supplementary agreement separately. The supplementary agreement is an integral part of the contract.

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(This page is the signature page)

Party A: (Seal) /s/ CCCC Shanghai Dredging Co., Ltd. Legal representative or its authorized client:	Party B: (Seal) /s/ Shenzhen CDT Environmental Technology Co., Ltd Legal representative or its authorized client:
(Signature)	(Signature)
Unified social credit code: Registered address: Business address: Postal code: Legal representative: Authorized client: Fixed telephone: Mobile phone: Fax: E-mail: Opening bank: Account number:	Unified social credit code: Registered address: Business address: Postal code: Legal representative: Authorized client: Fixed telephone: Mobile phone: Fax: E-mail: Opening bank: Account number:

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